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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: February 8, 2002


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Exact Name of Registrant                   Commission     I.R.S. Employer
as Specified in Its Charter                File Number   Identification No.
----------------------------------------   -----------   ------------------
Hawaiian Electric Industries, Inc.           1-8503           99-0208097
Hawaiian Electric Company, Inc.              1-4955           99-0040500

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                                State of Hawaii
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                 (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
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             (Address of principal executive offices and zip code)


 Registrant's telephone number, including area code:

               (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
               (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                      None
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         (Former name or former address, if changed since last report.)

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Item 5. Other Events

Oahu transmission system

   Oahu's power sources are located primarily in West Oahu. The bulk of Hawaiian Electric Company, Inc.'s (HECO) system load is in the Honolulu/East Oahu area. HECO transmits bulk power to the Honolulu/East Oahu area over two major transmission corridors (Northern and Southern). HECO plans to extend the Southern corridor to the Kamoku substation by late 2002. The Northern corridor ends at the Pukele substation, which serves 18% of Oahu's electrical load, including Waikiki. If one of the two existing 138 kv transmission lines to the Pukele substation fails while the other is out for maintenance, a major system outage would result. HECO plans to construct a part underground/part overhead 138 kv line from the Kamoku substation to the Pukele substation, which would close the gap between the Southern and Northern corridors and provide a third 138 kv line to the Pukele substation.

   The Kamoku to Pukele line project requires the Board of Land and Natural Resources of the State of Hawaii (BLNR) to approve a Conservation District Use Permit (CDUP) for the overhead portion of the lines, which are in conservation district lands. Several community and environmental groups have opposed the project, particularly the overhead portion of the line. The BLNR held a public hearing on the CDUP in March 2001, at which several groups requested a contested case hearing. The BLNR appointed a hearings officer and the contested case hearing was held in November 2001. The hearings officer has submitted to the BLNR his report, findings of fact and conclusions of law on HECO's requested CDUP. The hearings officer recommended that HECO's request for the CDUP be denied. He concluded that HECO had failed to establish that there is a need for its Kamoku to Pukele line which outweighs its adverse impacts on conservation district lands, and that there are practical alternatives that could be pursued, including an all underground route outside the conservation district lands. The BLNR will take exceptions from the respective parties to the proposed findings, conclusions and recommendations before rendering a decision on the CDUP. A BLNR decision on the CDUP is anticipated by July 14, 2002, the expiration date for processing the CDUP application. If the BLNR denies HECO's request for a CDUP, HECO plans to pursue an alternative all-underground route on land not designated as conservation land in order to complete the Kamoku to Pukele transmission line.

   In November 2000, the Department of Land and Natural Resources of the State of Hawaii (DLNR) accepted a Revised Final Environmental Impact Statement (RFEIS) prepared in support of HECO's application for a CDUP. In January 2001, three organizations and an individual filed a complaint challenging the DLNR's acceptance of the RFEIS and seeking, among other things, a judicial declaration that the RFEIS is inadequate and null and void. The BLNR has not halted administrative proceedings on the CDUP process while the lawsuit is pending. HECO is vigorously contesting the lawsuit.

   The Kamoku to Pukele transmission line is scheduled to be in service by the second half of 2005 if construction is started by the first quarter of 2004. The actual construction start date will depend on permitting and approval processes, including approval from the Public Utilities Commission of the State of Hawaii
(PUC). Management believes that the required permits and approvals necessary to complete the Kamoku to Pukele transmission line will be obtained. As of December 31, 2001, the accumulated costs related to the Kamoku to Pukele transmission line amounted to $15 million, including $11 million for planning, engineering and permitting costs and $4 million for an allowance for funds used during construction. These costs are recorded in construction in progress. The recovery of costs relating to the Kamoku to Pukele line project is subject to the rate-making process governed by the PUC. Management believes no adjustment to costs incurred to put the Kamoku to Pukele transmission line into service is required as of December 31, 2001. However, if it becomes probable that the Kamoku to Pukele transmission line will not be installed, or probable that the PUC will disallow some or all of the incurred costs for rate-making purposes, HECO may be required to write-off a material portion or all of the costs incurred in its efforts to put the Kamoku to Pukele transmission line into service.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.      HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                         (Registrant)


/s/ Curtis Y. Harada                    /s/ Richard A. von Gnechten
--------------------                    ---------------------------
Curtis Y. Harada                        Richard A. von Gnechten
Controller                              Financial Vice President
(Principal Accounting Officer of HEI)   (Principal Financial Officer of HECO)

Date: February 14, 2002                 Date: February 14, 2002

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